Exhibit 10.1

FOURTH AMENDMENT AND JOINDER
TO THE
FOURTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

This FOURTH AMENDMENT AND JOINDER TO THE FOURTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of September 30, 2019, is entered into by and among the following parties:
(i)CARDINAL HEALTH FUNDING, LLC, a Nevada limited liability company (the “Seller”);
(ii)GRIFFIN CAPITAL, LLC, a Nevada limited liability company (“Griffin” and, together with the Seller, the “Seller Parties” and each, a “Seller Party”);
(iii)WELLS FARGO BANK, N.A. (“WF”) as a Financial Institution and as the Managing Agent for WF’s Purchaser Group;
(iv)LIBERTY STREET FUNDING LLC (“Liberty Street”), as a Conduit;
(v)THE BANK OF NOVA SCOTIA (“BNS”), as the Related Financial Institution for Liberty Street and as the Managing Agent for Liberty Street’s Purchaser Group;
(vi)ATLANTIC ASSET SECURITIZATION LLC (“Atlantic”), as a Conduit;
(vii)CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK NEW YORK BRANCH (“Credit Agricole”), as the Related Financial Institution for Atlantic and as the Managing Agent for Atlantic’s Purchaser Group;
(viii)U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), as the new Related Financial Institution for U.S. Bank and as the new Managing Agent for U.S. Bank’s Purchaser Group;
(ix)PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Financial Institution, as the Managing Agent for PNC’s Purchaser Group and as an LC Bank;
(x)VICTORY RECEIVABLES CORPORATION (“Victory”), as a Conduit; and
(xi)MUFG BANK, LTD. (“MUFG”) (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch), as the Related Financial Institution for Victory, as Managing Agent for Victory’s Purchaser Group and as the Agent.
PRELIMINARY STATEMENTS
WHEREAS, the parties hereto (other than U.S. Bank) are parties to that certain Fourth Amended and Restated Receivables Purchase Agreement, dated as of November 1, 2013 (as amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”);
WHEREAS, U.S. Bank, as the Related Financial Institution for U.S. Bank and as the Managing Agent for U.S. Bank’s Purchaser Group, desires to become a party to the Receivables Purchase Agreement;
WHEREAS, concurrently herewith, Cardinal Health 112, LLC, a Delaware limited liability company, and Cardinal Health 110 LLC, a Delaware limited liability company are entering into that certain Receivables Sale Agreement, dated as of the date hereof (the “New Sub-Originator Sale Agreement”);

WHEREAS, concurrently herewith, the Performance Guarantor is executing and delivering that certain Third Amendment to the Seventh Amended and Restated Performance Guaranty, dated as of the date hereof (the “Performance Guaranty Amendment”);
WHEREAS, concurrently herewith, each of the parties hereto (other than Griffin) are entering into that certain Amended and Restated Fee Letter, dated as of the date hereof (the “A&R Fee Letter”; together with the New Sub-Originator Sale Agreement and the Performance Guaranty Amendment, collectively, the “Related Agreements”); and
WHEREAS, the parties hereto desire to adjust the Financial Institutions’ respective Commitments as set forth herein;
WHEREAS, the parties hereto desire to amend the Receivables Purchase Agreement as set forth herein.
NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and adequacy of which the parties hereto hereby acknowledge, the parties hereto agree as follows:
Section 1.Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Receivables Purchase Agreement.
Section 2.Joinder of U.S. Bank to the Receivables Purchase Agreement; Pro Rata Shares.
(a)U.S. Bank as a Financial Institution. From and after the date hereof, U.S. Bank shall be the Related Financial Institution for U.S. Bank party to the Receivables Purchase Agreement for all purposes thereof and of the other Transaction Documents as if U.S. Bank were an original party to the Receivables Purchase Agreement, and U.S. Bank assumes all related rights and agrees to be bound by all of the terms and provisions applicable to Financial Institutions contained in the Receivables Purchase Agreement and the other Transaction Documents. U.S. Bank confirms that (i) it has received a copy of the Receivables Purchase Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Amendment and the Receivables Purchase Agreement and (ii) it will, independently and without reliance upon the Agent, any Conduit, any Managing Agent, any other Financial Institution or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Receivables Purchase Agreement and the other Transaction Documents.
(b)Appointment of U.S. Bank as Managing Agent of U.S. Bank’s Purchaser Group. Pursuant to and in accordance with Section 13.1 of the Receivables Purchase Agreement, U.S. Bank hereby designates U.S. Bank as, and U.S. Bank hereby agrees to perform the duties and obligations of, the Managing Agent for U.S. Bank’s Purchaser Group. From and after the date hereof, U.S. Bank shall be a Managing Agent party to the Receivables Purchase Agreement, for all purposes of the Receivables Purchase Agreement and the other Transaction Documents as if U.S. Bank were an original party to the Receivables Purchase Agreement, and U.S. Bank assumes all related rights and agrees to be bound by all of the terms and provisions applicable to Managing Agents contained in the Receivables Purchase Agreement and the other Transaction Documents.

(c)Commitments of U.S. Bank’s Purchaser Group. Effective as of the date hereof, U.S. Bank’s Commitment, as Related Financial Institution for U.S. Bank, shall be the amount set forth on Schedule A hereto.
(d)Consent to Joinder. Each of the parties hereto consents to the foregoing joinder of U.S. Bank as parties to the Receivables Purchase Agreement and waives any otherwise applicable conditions precedent thereto under the Receivables Purchase Agreement and the other Transaction Documents (other than as set forth herein).
(e)Pro Rata Shares. For the avoidance of doubt, each of the parties hereto hereby acknowledge and agree that (i) as of the date hereof, the LC Exposure is an amount equal to $30,894,800 and (ii) after giving effect to this Amendment, as of the date hereof each Purchaser Group’s Pro Rata Share and Pro Rata Share of the LC Exposure are as set forth in the following table:

Purchaser Group	Pro Rata Share	Pro Rata Share of LC Exposure
Victory Receivables Corporation	25.00%	$7,723,700
Wells Fargo Bank, N.A.	25.00%	$7,723,700
Liberty Street Funding LLC	12.50%	$3,861,850
PNC Bank, National Association	12.50%	$3,861,850
Atlantic Asset Securitization LLC	12.50%	$3,861,850
U.S. Bank	12.50%	$3,861,850
Section 3.Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended as follows:
(a)Each reference in the Receivables Purchase Agreement to “The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch” shall be replaced with a reference to “MUFG Bank, Ltd.”
(b)The last paragraph of Section 2.2 is amended by deleting the phrase “the Scheduled Facility Termination Date that such Terminating Financial Institution did not consent to extend (as to such Terminating Financial Institution and its related Conduit(s), if any, the “Financial Institution Termination Date”),” where it appears therein and substituting “the applicable Financial Institution Termination Date” therefor.
(c)The following new Section 4.7 is added to the Receivables Purchase Agreement immediately following Section 4.6 thereof:
Section 4.7.     LIBOR Replacement. If at any time (i) the Agent determines (which determination shall be conclusive absent manifest error) or the Required Financial Institutions notify the Agent that adequate and reasonable means do not exist for ascertaining the LIBO Rate (including, without limitation, because the LIBO Rate is not available or published on a current basis) and such circumstances are unlikely to be temporary, (ii) the supervisor for the administrator of the LIBO Rate or a Governmental Authority having jurisdiction over the Agent has made a public statement identifying a specific date after which the LIBO Rate shall no longer be used for determining interest rates for loans, or (iii) the administrator of the LIBO Rate has made a public statement identifying a specific date after which LIBO Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the Eurocurrency Screen Rate), then the Agent, the Servicer and the Seller shall endeavor to establish an alternate rate and make adjustments to the applicable margins (collectively, the “Replacement Rate”) to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest, adjustments to applicable margins and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 14.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Agent shall not have received, within five (5) Business Days of the date notice of the Replacement Rate is provided to the Managing Agents, a written notice from the Required Financial Institutions stating that such Required Financial Institutions object to such amendment.  Until the Replacement Rate is determined (but, in the case of the circumstances described in clause (ii) or (iii) of the first sentence of this Section 4.7, only to the extent the LIBO Rate for such Accrual Period is not available or published at such time on a current basis), (x) any Purchaser Interest funded by reference to the LIBO Rate shall, as on the last day of the Accrual Period applicable thereto, begin to be funded by reference to the Prime Rate, and (y) if a Purchase Notice requests that any Purchaser Interest be funded by reference to the LIBO Rate, such Purchaser Interest shall be funded by reference to the Prime Rate. Notwithstanding anything else herein, any definition of Replacement Rate shall provide that in no event shall such Replacement Rate be less than zero for the purposes of this Agreement. To the extent the Replacement Rate is approved by the Agent in connection with this clause, the Replacement Rate shall be applied in a manner consistent with market practice; provided, that, in each case, to the extent such market practice is not administratively feasible for the Agent, the Replacement Rate shall be applied as otherwise reasonably determined by the Agent (it being understood that any such modification by the Administrative Agent shall not require the consent of, or consultation with, any of the Purchasers).
(d)Section 5.1 of the Receivables Purchase Agreement is hereby amended by restating clause (p) thereof in its entirety as follows:
(p)     Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.
(i)    Policies and procedures have been implemented and maintained by or on behalf of the Seller Parties that are designed to achieve compliance by the Seller Parties and their Subsidiaries, Affiliates, directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions, and the Seller Parties and their Subsidiaries, Affiliates, officers, employees, directors and agents acting in any capacity in connection with or directly benefitting from the facility established hereby, are in compliance with Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.
(ii)    (x) None of the Seller Parties or any of their Subsidiaries, Affiliates, directors, officers, employees, or agents that will act in any capacity in connection with or directly benefit from the facility established hereby is a Sanctioned Person, (y) none of the Seller Parties or any of their Subsidiaries is organized or resident in a Sanctioned Country, and (z) no Seller Party has violated, been found in violation of or is under investigation by any Governmental Authority for possible violation of any Anti-Corruption Laws, Anti-Terrorism Laws or of any Sanctions.

(iii)    No proceeds received by the Seller Parties or any of their Subsidiaries or Affiliates in connection with any Purchase or Reinvestment will be used in any manner that will violate Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions.
(e)Section 5.1 of the Receivables Purchase Agreement is hereby amended by adding the following new clauses (r) and (s):
(r)    As of the Fourth Amendment Date, the Seller is an entity (other than a bank) whose common stock or analogous equity interests are listed on the New York Stock Exchange or the American Stock Exchange or have been designated as a NASDAQ National Market Security listed on the NASDAQ stock exchange (as used in this clause, a “listed entity”) or that is organized under the laws of the United States or of any state and at least 51 percent of whose common stock or analogous equity interest is owned by a listed entity and is excluded on that basis from the definition of Legal Entity Customer as defined in the Beneficial Ownership Rule.
(s)    The Seller represents, warrants and agrees that it has not, does not and will not during the term of this Agreement (x) issue any obligations that (a) constitute asset-backed commercial paper or (b) are securities required to be registered under the Securities Act of 1933 or that may be offered for sale under Rule 144A of the Securities Act of 1933,  or (y) issue any other debt obligations or equity interests other than (i) debt obligations substantially similar to the obligations of the Seller under this Agreement that are (A) issued to other banks, asset-backed commercial paper conduits or other similar purchasers or subsidiaries of any of the foregoing in privately negotiated transactions, and (B) subject to transfer restrictions substantially similar to the transfer restrictions set forth in Article XII, and (ii) equity interests issued to the Servicer, any Originator or any of their Affiliates under the terms of the organizational documents of the Seller.  The Seller represents and warrants that its assets and liabilities are consolidated with the assets and liabilities of the Performance Guarantor for purposes of generally accepted accounting principles.
(f)Section 7.1 of the Receivables Purchase Agreement is hereby amended by restating the last sentence of clause (c) thereof in its entirety as follows:
Such Seller Party shall ensure that policies and procedures are maintained and enforced by or on behalf of such Seller Party to promote and achieve compliance by such Seller Party and each of its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.
(g)Section 7.1 of the Receivables Purchase Agreement is hereby amended by adding the following new clause (n):
(n)    Beneficial Ownership Rule.     Promptly following any change that would result in a change to the status of the Seller as an excluded “Legal Entity Customer” under the Beneficial Ownership Rule, the Seller shall execute and deliver to the Agent a Certification of Beneficial Owner(s) complying with the Beneficial Ownership Rule, in form and substance reasonably acceptable to the Agent.
(h)Section 7.2 of the Receivables Purchase Agreement is hereby amended by restating clause (i) thereof in its entirety as follows:

(i)    Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. No Seller Party shall (x) use, or permit its Subsidiaries or their respective directors, officers, employees or agents to use, the proceeds of any Purchase or Reinvestment (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Terrorism Laws, (B) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (C) in any other manner that would result in liability to any Person under any applicable Sanctions or result in the violation of any Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions or (y) engage in, or permit any of its Subsidiaries or any director, officer, employee, agent or other Person acting on behalf of such Seller Party or any of its Subsidiaries in any capacity in connection with or directly benefitting from the Agreement to engage in, or to conspire to engage in, any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.
(i)The following new defined terms and definitions thereof are added to Exhibit I to the Receivables Purchase Agreement in the appropriate alphabetical order:
“Anti-Terrorism Laws” means each of: (a) the PATRIOT Act; (b) the Money Laundering Control Act of 1986, 18 U.S.C. Sect. 1956 and any successor statute thereto; (c) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada); (d) the Bank Secrecy Act, and the rules and regulations promulgated thereunder; and (e) any other Applicable Law of the United States, Canada or any member state of the European Union now or hereafter enacted to monitor, deter or otherwise prevent: (i) terrorism or (ii) the funding or support of terrorism or (iii) money laundering.
“Beneficial Ownership Rule” means 31 C.F.R. § 1010.230.
“CP Disruption Event” means the inability of any Conduit, at any time, whether as a result of a prohibition, a contractual restriction or any other event or circumstance whatsoever, to raise funds through the issuance of its commercial paper notes (whether or not constituting “Commercial Paper” hereunder) in the United States commercial paper market.
“DHR Adjustment Factor” means, at any time, the greater of (i) 1.0 and (ii) the quotient determined by dividing (a) the weighted average credit memo lag expressed as a number of days as determined by the Servicer and the Agent based upon the most recently conducted Audit (or such other number of days as agreed to in writing by the Seller, the Agent and the Managing Agents), by (b) 30.
“DHR Adjustment Factor Remainder” means the amount equal to excess, if any, of (i) the DHR Adjustment Factor, over (ii) the DHR Adjustment Factor rounded down to the nearest whole number.
“DHR Initial Lookback Period” means the number of calendar months preceding such date of determination (beginning with and including the calendar month most recently ended) equal to the DHR Adjustment Factor rounded down to the nearest whole number.
“Fourth Amendment Date” means September 30, 2019.
“U.S. Bank” means U.S. Bank National Association, and its successors.
(j)The defined term “Anti-Corruption Laws” set forth in Exhibit I to the Receivables Purchase Agreement is restated in its entirety as follows:
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Seller Party or any of their respective Subsidiaries from time to time concerning or relating to bribery or corruption, including, but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and any other applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.
(k)The defined term “Approved Sub-Originator” set forth in Exhibit I to the Receivables Purchase Agreement is restated in its entirety as follows:
“Approved Sub-Originator” means each of the following Persons and their successors:
(i)    Leader Drugstores, Inc., a Delaware corporation;
(ii)    Cardinal Health Pharmacy Services, LLC, a Delaware limited liability company;
(iii)    Medicine Shoppe International, Inc., a Delaware corporation;
(iv)    Cardinal Health 108, LLC, a Delaware limited liability company;
(v)    Cardinal Health Systems, Inc, an Ohio corporation;
(vi)    Cardinal Health 112, LLC, a Delaware limited liability company;
(vii)    Medicap Pharmacies Incorporated, an Iowa corporation; provided, that Medicap Pharmacies Incorporated shall cease to be an “Approved Sub-Originator” if (a) any of the following events shall occur: (x) an Amortization Event or Potential Amortization Event, (y) the Ratings Level then in effect is either Ratings Level 3 or Ratings Level 4, or (z) Medicap Pharmacies Incorporated shall generate Collections in excess of $3,000,000 in a single calendar month and (b) legal counsel for the Seller Parties shall not have delivered to the Agent and each Purchaser favorable opinions, which address the following matters with respect to Medicap Pharmacies Incorporated and such other matters as the Agent may reasonably request: (x) certain corporate, authority, enforceability and no-conflict matters, (y) certain UCC attachment, perfection and priority maters and (z) true sale and non-consolidation matters, in each case, acceptable to the Agent in its sole discretion; and

(viii)    any other Person approved in writing by the Agent and the Required Financial Institutions as an “Approved Sub-Originator” from time to time.
(l)The defined term “Dilution Horizon Ratio” set forth in Exhibit I to the Receivables Purchase Agreement is restated in its entirety as follows:
“Dilution Horizon Ratio” means, as of the last day of any calendar month, a percentage equal to (i) the sum of (a) the aggregate gross sales of the Originators during each calendar month falling within the DHR Initial Lookback Period plus (b) the product of (x) the DHR Adjustment Factor Remainder, times (y) the aggregate gross sales of the Originators during the calendar month immediately preceding the DHR Initial Lookback Period, divided by (ii) at any time, the Ratings Level then in effect is (a) Ratings Level 1, the amount equal to the Non-Defaulted Receivables Balance as of the last day of such calendar month, or (b) Ratings Level 2, Ratings Level 3 or Ratings Level 4, the Net Receivables Balance as of the last day of the most recently ended calendar month.
(m)The defined term “Financial Institution Termination Date” set forth in Exhibit I to the Receivables Purchase Agreement is restated in its entirety as follows:
“Financial Institution Termination Date” means, with respect to any Financial Institution and its related Conduit(s), if any, (a) the Scheduled Facility Termination Date that such Terminating Financial Institution did not consent to extend or (b) the date, if any, specified by the related Managing Agent upon not less than thirty (30) days’ prior written notice, which may be delivered to the Seller if a CP Disruption Event shall have occurred with respect to a related Conduit and shall have continued for a period of 270 consecutive days, so long as such Managing Agent shall have notified the Seller of the occurrence of such CP Disruption Event and shall have provided the Seller confirmation that such CP Disruption is continuing promptly following reasonable periodic request therefor.
(n)The defined term “OFAC” set forth in Exhibit I to the Receivables Purchase Agreement is restated in its entirety as follows:
“OFAC” has the meaning set forth in the definition of Sanctioned Person.
(o)The defined term “Sanctioned Country” set forth in Exhibit I to the Receivables Purchase Agreement is restated in its entirety as follows:
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions, including as of the Closing Date, Cuba, Crimea (Ukraine), Iran, Syria and North Korea.
(p)The defined term “Sanctioned Person” set forth in Exhibit I to the Receivables Purchase Agreement is restated in its entirety as follows:
“Sanctioned Person” means, at any time, (a) any Person currently the subject or the target of any Sanctions, including any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) (or any successor thereto) or the U.S. Department of State, or as otherwise published from time to time; (b) that is fifty-

percent or more owned, directly or indirectly, in the aggregate by one or more Persons described in clause (a) above; (c) that is operating, organized or resident in a Sanctioned Country; (d) with whom engaging in trade, business or other activities is otherwise prohibited or restricted by Sanctions; or (e) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.
(q)The defined term “Sanctions” set forth in Exhibit I to the Receivables Purchase Agreement is restated in its entirety as follows:
“Sanctions” means the laws, rules, regulations and executive orders promulgated or administered to implement economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time (a) by the United States government, including those administered by OFAC, the US State Department, the US Department of Commerce, (b) by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or (c) by other relevant sanctions authorities to the extent compliance with the sanctions imposed by such other authorities would not entail a violation of applicable law.
(r)The defined term “Scheduled Facility Termination Date” set forth in Exhibit I to the Receivables Purchase Agreement is restated in its entirety as follows:
“Scheduled Facility Termination Date” means September 30, 2022.
(s)The defined term “Sub-Originator Sale Agreement” set forth in Exhibit I to the Receivables Purchase Agreement is restated in its entirety as follows:
“Sub-Originator Sale Agreement” means each of (i) each Receivables Sale Agreement between an Approved Sub-Originator and an Originator, dated as of March 1, 2010, (ii) that certain Receivables Sale Agreement, dated as of November 14, 2016, between Medicap Pharmacies Incorporated, an Iowa corporation, and Cardinal Health 110, LLC (iii) that certain Receivables Sale Agreement, dated as of September 30, 2019, between Cardinal Health 112, LLC, a Delaware limited liability company, and Cardinal Health 110, LLC, and (iv) and any other Receivables Sale Agreement entered into from time to time between an Approved Sub-originator and an Originator, as each of the foregoing may be amended, supplemented or otherwise modified from time to time.
(t)The defined term “Terminating Financial Institution” set forth in Exhibit I to the Receivables Purchase Agreement is restated in its entirety as follows:
“Terminating Financial Institution” means (a) a Non-Renewing Financial Institution that is deemed a “Terminating Financial Institution” in accordance with Section 4.6(b) or (b) any Financial Institution that has designated a Financial Institution Termination Date in accordance with clause (b) of the definition thereof.

(u)Each of Exhibit II, Exhibit XI, Schedule A and Schedule C to the Receivables Purchase Agreement is replaced in its entirety with new Exhibit II, Exhibit XI, Schedule A and Schedule C respectively, attached hereto.
(v)    Schedule D to the Receivables Purchase Agreement is hereby amended by replacing each reference to “CVS Caremark Corporation” with “CVS Health Corporation.”
Section 4.Consent to Related Agreements. Each of the parties hereto hereby acknowledges, agrees and consents to the execution and delivery of each of the Related Agreements, including without limitation, incorporation by reference of Section 6.12 of the Second Amended and Restated Five-Year Credit Agreement (the “Credit Agreement”), entered into on June 27, 2019, by and among Performance Guarantor, JPMorgan Chase Bank, N.A., individually and as administrative agent, joint lead arranger and joint book manager, and the other financial institutions signatory thereto, a copy of which has been provided to the parties hereto.
Section 5.Representations and Warranties. On the date hereof, each Seller Party hereby represents and warrants (as to itself) to the Purchasers, the Managing Agents and the Agent as follows:
(a)after giving effect to this Amendment and each of the Related Agreements, no event or condition has occurred and is continuing which constitutes an Amortization Event or Potential Amortization Event;
(b)after giving effect to this Amendment and each of the Related Agreements, the representations and warranties of such Person set forth in the Receivables Purchase Agreement and each other Transaction Document are true and correct as of the date hereof, as though made on and as of such date (except to the extent such representations and warranties relate solely to an earlier date and then as of such earlier date); and
(c)this Amendment and each of the Related Agreements to which such Person is a party, constitutes the valid and binding obligation of such Person, enforceable against such Person in accordance with its terms.
Section 6.Conditions to Effectiveness of this Amendment. This Amendment shall become effective as of the date hereof upon receipt by the Agent of each of the following, in each case, in form and substance reasonably satisfactory to the Agent:
(a)counterparts of this Amendment, duly executed by each of the parties hereto;
(b)counterparts of each of the Related Agreements, duly executed by each of the parties thereto;
(c)each of the documents, instruments, agreements, certificates and opinions listed on Annex A hereto; and
(d)confirmation that each of the Financial Institutions has received its respective “Amendment Fee” (under and as defined in the A&R Fee Letter) in accordance with the A&R Fee Letter.
Section 7.Miscellaneous.
(a)Effect of Amendment; Ratification. Except as specifically set forth herein, the Receivables Purchase Agreement (as amended hereby) is hereby ratified and confirmed in all respects, and all of its provisions shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement (or in any other Transaction Document) to “the Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein”, or words of similar effect, in each case referring to the Receivables Purchase Agreement, shall be deemed to be references to the Receivables Purchase Agreement as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of the Receivables Purchase Agreement other than as specifically set forth herein.
(b)Costs, Fees and Expenses. The Seller agrees to reimburse each of the parties hereto (other than Griffin) on demand for all reasonable costs, fees and expenses incurred by such parties (including, without limitation, their reasonable agreed fees and expenses of counsel) incurred in connection with the preparation, execution and delivery of this Amendment and each of the Related Agreements.
(c)Counterparts; Delivery. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.
(d)Severability. Any provision contained in this Amendment which is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this Amendment in that jurisdiction or the operation, enforceability or validity of such provision in any other jurisdiction.
(e)Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Receivables Purchase Agreement or any provision hereof or thereof.
(f)GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.
(g)WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AMENDMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

(Signature Pages Follow)

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

CARDINAL HEALTH FUNDING, LLC, as Seller

By:	/s/ Scott Zimmerman
Name:	Scott Zimmerman
Title:	President

GRIFFIN CAPITAL, LLC, as Servicer

By:	/s/ Scott Zimmerman
Name:	Scott Zimmerman
Title:	President

Fourth Amendment and Joinder to Fourth
A&R Receivables Purchase Agreement

WELLS FARGO BANK, N.A., as a Financial Institution and as Managing Agent for WF's Purchaser Group

By:	/s/ Eero Maki
Name:	Eero Maki
Title:	Managing Director

Fourth Amendment and Joinder to Fourth
A&R Receivables Purchase Agreement

ATLANTIC ASSET SECURITIZATION LLC, as a Conduit

By:	/s/ Konstantina Kourmpetis
Name:	Konstantina Kourmpetis
Title:	Managing Director

By:	/s/ Michael Regan
Name:	Michael Regan
Title:	Managing Director

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK NEW YORK BRANCH, as Related Financial Institution for Atlantic and as Managing Agent for Atlantic's Purchaser Group

By:	/s/ Konstantina Kourmpetis
Name:	Konstantina Kourmpetis
Title:	Managing Director

By:	/s/ Michael Regan
Name:	Michael Regan
Title:	Managing Director

Fourth Amendment and Joinder to Fourth
A&R Receivables Purchase Agreement

PNC BANK, NATIONAL ASSOCIATION, as Financial Institution and as Managing Agent for PNC's Purchaser Group

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as an LC Bank

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Senior Vice President

Fourth Amendment and Joinder to Fourth
A&R Receivables Purchase Agreement

VICTORY RECEIVABLES CORPORATION, as a Conduit

By:	/s/ Kevin J. Corrigan
Name:	Kevin K. Corrigan
Title:	Vice President

MUFG BANK, LTD., as Related Financial Institution for Victory

By:	/s/ Eric Williams
Name:	Eric Williams
Title:	Managing Director

MUFG BANK, LTD., as Managing Agent for Victory's Purchaser Group

By:	/s/ Eric Williams
Name:	Eric Williams
Title:	Managing Director

MUFG BANK, LTD., as Agent

By:	/s/ Eric Williams
Name:	Eric Williams
Title:	Managing Director

Fourth Amendment and Joinder to Fourth
A&R Receivables Purchase Agreement

LIBERTY STREET FUNDING LLC, as a Conduit

By:	/s/ Jill A. Russo
Name:	Jill A. Russo
Title:	Vice President

THE BANK OF NOVA SCOTIA, as Related Financial Institution for Liberty Street and as Managing Agent for Liberty Street's Purchaser Group

By:	/s/ Douglas Noe
Name:	Douglas Noe
Title:	Managing Director

Fourth Amendment and Joinder to Fourth
A&R Receivables Purchase Agreement

US BANK NATIONAL ASSOCIATION, as a Financial Institution and as Managing Agent for U.S. Bank's Purchaser Group

By:	/s/ Jeffrey K. Fricano
Name:	Jeffrey K. Fricano
Title:	SVP

Fourth Amendment and Joinder to Fourth
A&R Receivables Purchase Agreement